EXHIBIT 99.1

This Statement on Form 4 is filed jointly by the Reporting Persons listed below. The principal business address of each of these Reporting Persons is 333 South Grand Avenue, 28th Fl., Los Angeles, CA 90071.

Name of Designated Filer: OAKTREE CAPITAL GROUP, LLC

Date of Event Requiring Statement: December 23, 2020

Issuer Name and Ticker or Trading Symbol: IEA

OCM FIE, LLC

By:	/s/ Henry E. Orren
Name:	Henry E. Orren
Title:	Vice President

OAKTREE CAPITAL MANAGEMENT, L.P.

By:	/s/ Henry E. Orren
Name:	Henry E. Orren
Title:	Vice President

PARTNERS LIMITED

By:	/s/ Brian Lawson
Name:	Brian Lawson
Title:	President

BROOKFIELD ASSET MANAGEMENT INC.

By:	/s/ Jessica Diab
Name:	Jessica Diab
Title:	Vice President, Legal & Regulatory